EXHIBIT 1

UNDERWRITING AGREEMENT

CAPITALSOUTH BANCORP

             SHARES OF COMMON STOCK

                    , 2005

STERNE, AGEE & LEACH, INC.

800 Shades Creek Parkway, Suite 700

Birmingham, Alabama 35209

Gentlemen:

The undersigned, CapitalSouth Bancorp, a Delaware corporation, hereby confirms its agreement with Sterne, Agee & Leach, Inc. (the “Underwriter”), as follows:

1. INTRODUCTION.

(a) Subject to the terms and conditions of this Underwriting Agreement (the “Agreement”), the Company proposes to issue and sell to the Underwriter an aggregate of              shares of its common stock, par value $1.00 per share (the “Common Stock”) and the Underwriter agrees to purchase the Common Stock pursuant to Section 3(a) hereof. The Common Stock to be purchased pursuant to Section 3(a) of this Agreement may be hereinafter referred to as the “Firm Shares.”

(b) Solely for the purpose of covering over-allotments, if any, the Company proposes to grant to the Underwriter a one-time option (the “Over-Allotment Option”) to purchase from the Company in the aggregate, up to an additional              shares of Common Stock (15% of the Firm Shares) pursuant to the terms and conditions of Section 3(b) herein. Such shares of Common Stock are hereinafter referred to as the “Option Shares.” The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1 (File No. 333-128829), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company elects, with the consent of the Representative, to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the “Rule 434 Prospectus”). If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-128829) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Rule 434 Prospectus, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Commission has not issued an order suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares nor has it instituted or threatened to institute any proceedings with respect to a stop order. The Registration Statement, Preliminary Prospectus and Prospectus and any amendments and supplements thereto have conformed in all material respects to the requirements of the Act and the rules and regulations thereunder (the “Rules and Regulations”) and, as of their respective dates, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations, did and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the

Registration Statement, Prospectus, or any amendment or supplement thereto in reliance upon, and in conformity with, written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(c) The Company and each subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the respective jurisdictions of its organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified or licensed to do business as a foreign corporation under the laws of, and is in good standing in, each jurisdiction wherein the conduct of its business or the character of property owned or leased may require it to be qualified or licensed to do business, except for jurisdictions in which the failure to so qualify or be licensed would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company is duly registered and in good standing as a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the rules and regulations thereunder. The Company and its subsidiaries hold all licenses, consents and approvals, and have satisfied all eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, in each case as material to the conduct of the respective businesses in which they are engaged as disclosed in the Prospectus. Each of the Company’s subsidiaries is set forth on Exhibit 21 of the Registration Statement.

(d) The outstanding capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned by the Company, either directly or indirectly through one or more other subsidiaries, free and clear of any lien, encumbrance, pledge, security interest or claim of any kind (each, a “Lien”), except for that certain pledge of all of the issued and outstanding capital stock of CapitalSouth Bank to Alabama Banker’s Bank as security for certain loans. Neither the Company nor any of its subsidiaries is a partner in any partnership or a participant in any joint venture.

(e) The Company has all requisite power and authority (corporate and other) to execute, deliver, and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms (except in all cases (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditors’ rights and remedies generally, (ii) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought, and (iii) that the enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state or other securities laws or the public policy underlying such laws). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement other than those that have been obtained or made, except as such may be required for compliance with the Act, the Securities Exchange Act of 1934 (the “Exchange Act”), or applicable state securities or “blue sky” laws applicable to the public offering of the Shares, and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (“NASD”). No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of its properties or assets is subject, is required for the execution, delivery, or performance of this Agreement, and the execution, delivery, and performance of this Agreement will not (i) violate, result in a breach of, conflict with, result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of, or, with or without the giving of notice or the passage of time or both, entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, (ii) violate, result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or bylaws of the Company or any of its subsidiaries, or (iii) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their operations, businesses, properties, or assets are subject, except in the case of clauses (i) and (iii) to the extent that any such violation, breach, conflict, creation or imposition of a Lien does not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(f) There is not pending or, to the Company’s knowledge, threatened any action, suit, claim or proceeding against the Company or any of its subsidiaries, properties, assets or rights before any court, government or governmental agency or body, domestic or foreign that (i) might result in any material adverse change in the condition (financial or otherwise), earnings, operations, business, or prospects of the Company and its subsidiaries taken as a whole, (ii) might prevent consummation of the transactions contemplated hereby, or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed.

(g) The shares of Common Stock of the Company outstanding prior to the issuance of the Shares pursuant to this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) have been issued in compliance with, or pursuant to exemptions from, the registration provisions of the Act and applicable state securities and “blue sky” laws, and (iii) were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. The authorized and outstanding capital stock of the Company as of September 30, 2005 is as set forth in the Prospectus under the caption “Capitalization” and conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.” The Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any Liens; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders issued or granted by the Company exists with respect to any of the Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Common Stock except as may be required under the Act, the Exchange Act, or under applicable state or other securities or “blue sky” laws, and the clearance of such offering and the underwriting arrangements evidenced hereby with the NASD. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations (it being understood that all shares of Common Stock reserved for issuance pursuant to existing stock option plans described therein are so contemplated). The description of the Company’s stock option, other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(h) The audited and unaudited financial statements of the Company, together with the related schedules and notes forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations and changes in financial position and cash flow of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The other financial statements and schedules included in or as schedules to the Registration Statement conform in all material respects to the requirements of the Act and the Rules and Regulations and present fairly the information set forth therein for the periods shown. All of the financial and statistical data set forth in the Registration Statement and Prospectus fairly present the information set forth therein on the basis stated therein. No financial statements or schedules are required to be included in the Registration Statement or Prospectus that are not so included.

(i) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or for any labor dispute or court or governmental action, order or decree, which is not disclosed in the Prospectus; and subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not within the ordinary course of business, and (ii) there has not been any material change in the capital stock, partnership interest, joint venture interest, long-term debt, obligations under capital leases or short-term borrowings of the Company or its subsidiaries, any issuance of options, warrants or rights to purchase the capital stock of the Company (except as may be set forth in Schedule 2(i) of this Agreement), or any adverse change, or any development involving a prospective material adverse change in the management, financial position, net worth or results of operations of the Company or its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

(j) Except as set forth in the Registration Statement and Prospectus, (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any Lien other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries taken as a whole, (ii) all agreements to which the Company or any of its subsidiaries is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and its subsidiaries (except in all cases (x) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditor rights and remedies generally, and (y) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought rights generally or by general equitable principles), and to the Company’s knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) the Company and its subsidiaries have valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by them (subject to the enforceability exceptions listed in clause (ii) above). Except as set forth in the Registration Statement and Prospectus, the Company and its subsidiaries own or lease all such properties as are necessary to its operations as described in the Prospectus.

(k) The Company and its subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed or have requested extensions thereof, and have paid all taxes shown thereon as due to the extent that such taxes are due and payable, except for any such tax, assessment, fine, or penalty that is currently being contested in good faith by appropriate actions, and there is no tax deficiency that has been or, to the knowledge of the Company, might be asserted against the Company or any of its subsidiaries that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries taken as a whole; and all tax liabilities are adequately provided for on the books of the Company.

(l) In addition to FDIC insurance, the Company and its subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company and its subsidiaries have not been refused any insurance coverage sought or applied for and otherwise commonly available to similarly situated insureds during the past three years; and the Company has no reason to believe that it will not be able to renew its or its subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar insurance coverage as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole.

(m) To the knowledge of the Company, no labor disturbance by the employees of the Company or its subsidiaries exists or is imminent that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries taken as a whole. No collective bargaining agreement exists with any of the Company’s or its subsidiaries’ employees and, to the knowledge of the Company, no such agreement is imminent.

(n) The Company and its subsidiaries own or possess adequate rights (where appropriate, in reliance upon representations by licensors of such rights or related products or properties) to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights that are necessary to conduct their respective businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries taken as a whole; except as may be set forth in Schedule 2(n) of this Agreement, the Company and its subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of the Company and its subsidiaries by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and neither the Company nor its subsidiaries have received any notice of, or have any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries taken as a whole.

(o) There are no contracts or other documents required by the Act or by the Rules and Regulations to be described in the Registration Statement, the Prospectus, or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

(p) The Company has been advised concerning the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act and the rules and regulations thereunder.

(q) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or the Option Closing Date, as the case may be, or (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares, other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

(r) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor any of its subsidiaries, nor any of the directors, officers, or employees of the Company or any subsidiary acting on behalf of the Company, has taken and will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

(s) The Company has provided or made available to the Underwriter a complete and accurate list of all security-holders of the Company and the number and type of Company securities held by each security-holder. Each executive officer, director and 5% stockholder of the Company has agreed to refrain from disposing of his or her shares of Common Stock for a period of 180 days following the Effective Date pursuant to a lock-up agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”). The Company has provided to counsel for the Underwriter true and complete copies of all of the Lock-Up Agreements executed by its officers, directors and 5% stockholders. The Company hereby represents and warrants that it will not release any of its officers, directors or 5% stockholders from any Lock-Up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.

(t) Except as set forth in the Registration Statement and Prospectus or to the extent it would not have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries are in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to their business, (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) to the knowledge of the Company, the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property that is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(u) Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or attained any funds in violation of any law, rule or regulation, the receipt or payment of which could have a material effect (financial or otherwise), on the Company and its subsidiaries taken as a whole.

(w) Except as set forth in the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

(x) The Common Stock has been authorized for trading on The Nasdaq National Market, subject to official notice of issuance, and upon consummation of the offering of the Firm Shares, the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq National Market issuers.

(y) The Common Stock is registered with the Commission pursuant to Section 12 of the Exchange Act, and the Company has complied with and will continue to comply with all registration, filing, and reporting requirements of the Exchange Act that have been or will be applicable to the Company.

3. PURCHASE, SALE, AND DELIVERY OF THE FIRM SHARES AND OPTION SHARES.

(a) On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company

agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price of $             per share,              Firm Shares.

(b) The Company hereby grants to the Underwriter the Over-Allotment Option to purchase up to                      Option Shares at the same purchase price per share as the Firm Shares to be paid by the Underwriter to the Company as provided for in Section 3(a). The Over-Allotment Option may be exercised only to cover over-allotments in Common Stock by the Underwriter. The Over-Allotment Option may be exercised as to all or any part of the Option Shares included therein at any time (but only once) within thirty (30) days after the date the Registration Statement becomes effective. The Underwriter shall not be under any obligation to purchase any Option Shares prior to the exercise of such option. The Over-Allotment Option may be exercised by giving written notice to the Company setting forth the number of Option Shares to be purchased from the Company and the date and time for delivery of and payment for such Option Shares and stating that the Option Shares therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than two (2) full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than three (3) full business days thereafter. In either event, the date so set forth shall not be more than fifteen (15) full business days after the date of such notice. The date and time set forth in such notice, or such other time not later than the seventh full business day thereafter as the Underwriter and the Company may determine, is herein called the “Option Closing Date.” Upon exercise of the Over-Allotment Option, the Company shall become obligated to sell to the Underwriter and, subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from the Company, the number of Option Shares specified in such notice.

(c) Delivery of the certificates for the Firm Shares to be purchased by the Underwriter pursuant to this Section 3 shall be made against payment of the purchase price therefor by the Underwriter in immediately available funds by wire transfer to the Company at the offices of Bradley Arant Rose & White LLP, Birmingham, Alabama (or at such other place as may be agreed upon between the Underwriter and the Company), at 10:00 A.M. Central time either (a) on the third (3rd) full business day after this Agreement becomes effective or (b) if this Agreement is executed and delivered after 3:30 P.M., Central time, the fourth (4th) full business day following the day that this Agreement becomes effective, such time and date of payment and delivery being herein called the “Closing Date;” provided, however, that if the Company has not made available to the Underwriter copies of the Prospectus within the time provided in Section 5(d) hereof, the Underwriter may, in its sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Underwriter. Delivery of certificates for the Option Shares shall be similarly delivered on the Option Closing Date. The certificates for the Firm Shares and the Option Shares to be so delivered will be made available to the Underwriter for checking and packaging at such office or such other location as the Underwriter may reasonably designate at least one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be, and will be in good delivery form and will be in such names and denominations as the Underwriter may request, such request to be made at least two (2) full business days prior to the Closing Date or the Option Closing Date, as the case may be. If the

Underwriter so elects, delivery of the Firm Shares and Option Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.

4. OFFERING BY UNDERWRITER AND UNDERWRITER DISCLOSURE.

(a) After the Registration Statement is declared effective under the Act by the Commission, the Underwriter agrees that it will offer for sale to the public the Firm Shares and any Option Shares which may be sold at the price and upon the terms set forth in the Prospectus.

(b) The information set forth under the caption “Underwriting” in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriter to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and the Underwriter represents and warrants to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriter that:

(a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to be declared effective under the Act by the Commission as promptly as possible. The Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the Effective Date to be declared effective under the Act by the Commission as promptly as possible. The Company will notify the Underwriter promptly after it receives notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has been declared effective under the Act by the Commission or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) under the Act, the Company will provide evidence satisfactory to the Underwriter that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) under the Act or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective under the Act by the Commission. If the Company files a term sheet pursuant to Rule 434 under the Act, the Company will provide evidence satisfactory to the Underwriter that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b). If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3), it will provide evidence satisfactory to the Underwriter that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify the Underwriter promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and promptly upon the Underwriter’s request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus that in the opinion of Underwriter’s counsel may be necessary or advisable in connection with the distribution of the Firm Shares and any Option Shares by the Underwriter. The Company will promptly prepare and file with the Commission, and promptly notify the Underwriter of the filing of, any amendments or supplements to the Registration Statement or Prospectus that may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will not file any amendment or supplement to the Registration Statement or Prospectus that shall not previously have been submitted to the Underwriter a reasonable time prior to the proposed filing thereof or to which the Underwriter shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations and the provisions of this Agreement.

(b) The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

(d) The Company will deliver without charge to the Underwriter such number of copies of the Preliminary Prospectus, the Prospectus, the Registration Statement (with exhibits), and any amendments and supplements thereto as the Underwriter may reasonably request for the purposes contemplated by the Act.

(e) The Company will make generally available to its security-holders a consolidated earnings statement, which need not be audited, as soon as it is practicable to do so, but in any event not later than fifteen (15) months after the effective date of the Registration Statement, covering a period of twelve (12) consecutive calendar months beginning after the effective date of the Registration Statement, which consolidated earnings statement will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 under the Act and will advise the Underwriter in writing when such statement has been so made available.

(f) During the period ending three years after the date of this Agreement, the Company will furnish to the Underwriter: (i) as soon as practicable after the end of each fiscal year, copies of the annual report containing the consolidated audited financial statements of the Company, accompanied by a copy of the certificate or report thereon of independent certified public accountants; (ii) as soon as available, a copy of each report, document, and definitive proxy or information statement furnished to or filed with any securities exchange or the NASD (including The Nasdaq Stock Market, Inc., or any successor thereto) pursuant to the requirements of such exchange or the NASD, or with the Commission under the Act or the Exchange Act; and (iii) copies of all other information or communications (financial or other) furnished to stockholders of the Company.

(g) The Company will apply the net proceeds from the sale of the Shares being sold by it hereunder in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.

(i) The Company will comply with all registration, filing, and reporting requirements of the Exchange Act that may from time to time be applicable to the Company.

(j) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(k) Prior to the Closing Date or the Option Closing Date, as the case may be, the Company will not issue any press release or other communication (except for such communications issued in the ordinary course of business or communications otherwise required by law), directly or indirectly, and hold no press conference with respect to the Company, its financial condition, results of operations, business, properties, assets or liabilities, or this offering, without the prior consent of the Underwriter, which consent shall not be unreasonably withheld.

(l) If at any time during the twenty-five (25) day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which, in the opinion of the Underwriter, the market price of the Shares has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Underwriter advising the Company to the effect set forth above, forthwith prepare, consult with the Underwriter concerning the substance of, and disseminate, a press release or other public statement reasonably satisfactory to the Underwriter responding to or commenting on such publication or event subject to the approval of the Company’s securities counsel, which shall not be unreasonably withheld.

(m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might constitute or might be expected to constitute, stabilization or manipulation of the price of the Shares.

(n) Except for options issued to employees of the Company pursuant to any stock option plan existing as of the Effective Date, the Company will not issue warrants or stock options for 180 days following the Effective Date without the Underwriter’s prior written consent.

(o) For a period of 180 days after the Effective Date, the Company will not, without the Underwriter’s prior written consent: (i) directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, “Company Securities”) or any rights to purchase Company Securities, or file any registration statement under the Act with respect to any of the foregoing; or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; except to the Underwriter pursuant to this Agreement and except for grants of options pursuant to the Company’s stock option, stock bonus or other stock plans or arrangements in effect as of the date hereof and described in the Prospectus and except for issuances of shares of Common Stock upon the exercise of options outstanding as of the date hereof under such stock plans.

6. PAYMENT OF EXPENSES. The Company hereby agrees to pay all expenses (other than fees of underwriter’s counsel) in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement, the Preliminary Prospectus(es), the Prospectus, any amendments or supplements thereto, this Agreement and any related underwriting documents, including the cost of all copies thereof supplied to the Underwriter in quantities as hereinabove stated, (b) the issuance, offer, sale, transfer, and delivery (as applicable) of the Shares, including any transfer or other taxes payable thereon, (c) the qualification of the Shares under applicable state blue sky or securities laws, including the costs of printing and mailing the preliminary and final blue sky memorandum and the disbursements in connection therewith, (d) the filing fees payable to the Commission, the NASD, and any jurisdictions in which qualification of the Shares is sought, (e) any fees relating to the listing of the Common Stock on The Nasdaq National Market or any other market upon which the Company lists the Common Stock, (f) the cost of printing certificates representing the Shares, (g) the fees of the transfer agent for the Common Stock, and (h) the cost of a Company “roadshow” including, without limitation, the Underwriter’s reasonable out-of-pocket expenses, expenses associated with presentations of the Company and the preparation of visual materials associated therewith.

7. CONDITIONS OF UNDERWRITER’S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Shares as provided herein shall be subject, in the discretion of the Underwriter, to the continuing accuracy in all material respects, of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriter, as of the date hereof and as of the Closing Date (or the Option Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

(a) The Registration Statement shall have become effective under the Act not later than 4:30 P.M., Central time, on the date following the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter; on or prior to the Closing Date or the Option Closing Date, as the case may be, no stop order shall have been issued and no proceeding shall have been initiated or threatened with respect to a stop order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of the Underwriter. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

(b) All corporate proceedings and other legal matters in connection with this Agreement, the forms of the Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to underwriter’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section 7.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, or business of the Company from that set forth in the Registration Statement or Prospectus that in the Underwriter’s sole judgment is material and adverse and that makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

(d) At the Closing Date or the Option Closing Date, as the case may be, the Underwriter shall have received the opinion of Bradley Arant Rose & White LLP, counsel for the Company, dated the date of delivery, addressed to the Underwriter, and in form and scope satisfactory to the Underwriter, to the effect set forth on Exhibit B to this Agreement.

(e) On or prior to the Closing Date or the Option Closing Date, as the case may be, the Underwriter shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 7(d), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as the Underwriter may reasonably request.

(f) At the Closing Date or the Option Closing Date, as the case may be, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, or condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt, or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes that the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus, and (iii) except as set forth in the Prospectus, no litigation, arbitration, claim, governmental, or other proceeding (formal or informal) or investigation shall be pending, or, to the Company’s knowledge threatened (or any basis therefor), with respect to the Company or any of its operations, businesses, properties, or assets that would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would materially adversely affect the business, property, condition (financial or otherwise), results of operations, or general affairs of the Company and its subsidiaries taken as a whole.

(g) At the Closing Date or the Option Closing Date, as the case may be, the Underwriter shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that (i) the conditions set forth in Section 7(a) and 7(f) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are true and correct in all material respects, and (iii) as of the Closing Date or the Option Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior to such time have been fully performed in all material respects.

(h) At the time this Agreement is executed and at the Closing Date or the Option Closing Date, as the case may be, the Underwriter shall have received a letter, addressed to the Underwriter, and in form and substance reasonably satisfactory to the Underwriter, from KPMG LLP, the Company’s independent registered public accounting firm, dated the date of delivery:

(i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus were, independent registered public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations and stating that the disclosure under the heading entitled “Experts” in the Registration Statement is correct insofar as it relates to them;

(ii) stating that, in their opinion, the financial statements and the footnotes thereto of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Boards of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) any unaudited financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations under the Act and the Exchange Act or are not fairly presented in conformity with generally accepted accounting principles in the United States (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable Rules and Regulations under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein, (B) there was any change in the capital stock or long-term debt (consisting of notes payable and subordinated debentures) of the Company or any decrease in total assets or stockholders’ equity of the Company as of the date of the latest available monthly financial statements of the Company and as of a specified date not more than five business days prior to the date of such letter, in each case as compared with the corresponding amounts shown as of September 30, 2005 in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change (which shall be set forth therein) that the Underwriter in its sole discretion may accept, or (C) there was a net decrease in consolidated net interest income, consolidated net interest income after provisions for loan losses or in total or per share amounts of consolidated net income of the Company during the period from September 30, 2005 to the date of the latest available monthly financial statements of the Company and to a specified date not more than five business days prior to the date of such letter, in each case as compared to the corresponding period in 2004, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) that the Underwriter in its sole discretion may accept; and

(iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement that have been specified by the Underwriter prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring any interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

(i) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Shares shall be reasonably satisfactory in form and substance to the Underwriter and to counsel for the Underwriter, and the Underwriter shall have received from such counsel for the Underwriter an opinion, dated as of the Closing Date or the Option Closing Date, as the case may be, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as the representative may reasonably require. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(j) NASD Regulation, Inc., upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter’s participation in such offering.

(k) Prior to or on the Effective Date, The Nasdaq Stock Market, Inc. shall have approved the Common Stock for listing on The Nasdaq National Market.

(l) Prior to or on the Effective Date, the Company shall have provided to the Underwriter, or its counsel, copies of the Lock-Up Agreements referred to in Section 2(t) of this Agreement.

Any certificate or other document signed by the Chief Executive Officer, the Chief Financial Officer, or the Secretary of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company hereunder to the Underwriter as to the statements made therein. If any condition to the Underwriter’s obligations hereunder to be fulfilled prior to or at the Closing Date or the Option Closing Date, as the case may be, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, in writing waive any conditions that have not been fulfilled or extend the time for their fulfillment.

8. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages, liabilities or expenses (including reasonable costs of investigation) to which the Underwriter may become subject under the Act or otherwise, arising out of or based upon (i) the breach of any representation, warranty, agreement or covenant of the Company herein contained, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Prospectus or the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Preliminary Prospectus or Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to the purchaser of Shares that is asserting a loss, claim, damage, liability or action within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 5(d) hereof.

The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities the Company may otherwise have hereunder.

(b) The Underwriter agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, or expenses (including reasonable costs of investigation) to which the Company may become subject under the Act or otherwise, arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Underwriter herein contained, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Prospectus or the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof (it being understood that the only information so provided is the information described in Section 4(b) of this Agreement). The Underwriter agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities the Underwriter may otherwise have under this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with clause (ii) of this Section 8 (c) (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time (no more than fifteen (15) days) after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement, with such consent not to be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party or indemnification could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provided for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages, liabilities or expense (including reasonable costs of investigation) to which they may be subject (after contribution from others) in such proportion so that, except as set forth in Section 8 hereof, the Underwriter is responsible for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion, provided, however, that (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter for distribution to the public and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)

shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriter or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

(e) The parties hereby acknowledge that they are sophisticated business persons who are represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

9. EFFECTIVE DATE OF THE AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto or (b) the release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 6, 8, 10 and 11 hereof shall at all times be effective.

10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The agreements contained in this Agreement, and the representations, warranties, covenants, and other statements of the Company and of its directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder or any termination or cancellation of this Agreement.

11. TERMINATION.

(a) If the Underwriter terminates this Agreement because the conditions in Section 7 are not satisfied, then the Company will reimburse the Underwriter for such reasonable out-of-pocket expenses (including the reasonable fees and disbursements of underwriter’s counsel) as shall have been incurred by the Underwriter in connection with this Agreement or the proposed offer, sale, and delivery of the Shares, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Underwriter.

(b) In addition to the right to terminate this Agreement pursuant to Sections 7 and 11(a) hereof, the Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to the Option Shares) by giving prior notice to the Company in the event of the following: (i) if any domestic or international event, act, or occurrence has materially and adversely disrupted, or, in the reasonable opinion of the Underwriter, will in the immediate future materially and adversely disrupt, the securities markets generally; (ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on The New York Stock Exchange or The Nasdaq National Market; (iii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; (iv) if a banking moratorium has been declared by either federal or New York authorities; (v) if a moratorium in foreign exchange trading by major international banks or persons has been declared; (vi) if there shall have been a material interruption in the mail service within the United States; (vii) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, that will, in the reasonable opinion of the Underwriter, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Shares or the Option Shares, as the case may be; (viii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; (ix) if there shall be passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive, any orders, rules, or regulations, which the Underwriter believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company and its subsidiaries taken as a whole or on the market for the Shares; or (x) if there shall have been such material and adverse change in the market for the Company’s securities or securities in general or in political, financial, or economic conditions as in the judgment of the Underwriter makes it inadvisable to proceed with the offering, sale, and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus. In such a case, and absent any failure by the Company to satisfy the provisions of Section 7, the Company shall have no liability to the Underwriter other than for obligations assumed by the Company pursuant to Section 6.

(c) If the Underwriter elects to terminate this Agreement, the Underwriter shall notify the Company promptly by telephone, fax, or telegram, confirmed by letter.

(d) Notwithstanding any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8, 10, 11(a) and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter to Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Suite 700, Birmingham, Alabama 35209, Attn: Charles I. Miller, with a copy to Powell Goldstein LLP, 1201 West Peachtree Street, 14th Floor, Atlanta, Georgia 30309, Attn: Katherine M. Koops, or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to CapitalSouth Bancorp, 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209, Attn: Chief Executive Officer, with a copy to Bradley Arant Rose & White LLP, One Federal Place, 1819 Fifth Avenue North, Birmingham, Alabama 35203, Attn: J. Paul Compton, Jr. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Shares or the Option Shares), and no other person shall have, or be construed to have, any legal or equitable right, remedy, or claim under, in respect of, or by virtue of this Agreement or any provision herein contained.

14. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

15. SERVICE OF PROCESS. In any such action or proceeding with respect to this Agreement, the Underwriter and the Company each waive personal service of any summons, complaint, or other process and agree that service thereof may be made in accordance with Section 12.

16. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing correctly sets forth the understandings between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CAPITALSOUTH BANCORP

By:
W. Dan Puckett
Chairman and Chief Executive Officer

ACCEPTED as of the date first above written in Birmingham, Alabama

STERNE, AGEE & LEACH, INC.

By:

Name:

Title:

EXHIBIT A

                    , 200

CAPITALSOUTH BANCORP

2340 Woodcrest Place

Suite 200

Birmingham, Alabama 35209

STERNE, AGEE & LEACH, INC.

800 Shades Creek Parkway

Suite 700

Birmingham, Alabama 35209

Re:	CapitalSouth Bancorp (the “Company”) - Restriction on Stock Sales

Ladies and Gentlemen:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company and Sterne, Agee & Leach, Inc. (the “Underwriter”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriter intends to effect a public offering of Common Stock, par value $1.00 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-1, File No. 333-128829 (the “Registration Statement”), as filed with the Securities and Exchange Commission on October 5, 2005 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned has agreed to enter into this letter agreement to further assure the Underwriter that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriter to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities, held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 180 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of

A-1

the Underwriter or (ii) exercise or seek to exercise or effect in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to (i) a bona fide gift, provided that the donee agrees in writing to be bound by this restriction; and (ii) any grant or exercise of options pursuant to the Company’s already existing stock incentive plans.

Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Name:

Title:

A-2

EXHIBIT B

The opinion of counsel to the Company to be delivered pursuant to Section 7(d) of the Underwriting Agreement shall be substantially to the effect that:

(i) The Company is validly existing in good standing as a corporation under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified or licensed to transact business as a foreign corporation under the laws of, and is in good standing in, each other jurisdiction where the conduct of its business or the character of its properties may require it to be qualified or licensed to do business, except where failure to so qualify or be licensed would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(ii) Each of the Company’s subsidiaries is validly existing in good standing under the laws of the state of its incorporation or organization, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Company’s subsidiaries is duly qualified or licensed to transact business as a foreign corporation under the laws of, and is in good standing in, each other jurisdiction where the conduct of its business or the character of its properties may require it to be qualified or licensed to do business, except for jurisdictions in which the failure to so qualify or be licensed would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The outstanding stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable. All of the outstanding stock of each of the Company’s subsidiaries is owned by the Company directly or indirectly through one or more other subsidiaries, free and clear of any security interest, lien, adverse claim or other encumbrance not otherwise described in the Registration Statement. To counsel’s knowledge, no options, warrants or other rights to convert any obligations into any shares of capital stock or ownership interests in any of the Company’s subsidiaries granted by the Company or any of its subsidiaries are outstanding.

(iii) All of the shares of Common Stock of the Company outstanding prior to the issuance of the Shares pursuant to this Agreement have been duly authorized and are validly issued, fully paid and nonassessable. To counsel’s knowledge, all sales of the Company’s securities prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act.

(iv) The Shares have been duly authorized, and when issued and delivered by the Company against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, the Shares provided by law or pursuant to the Company’s certificate of incorporation, bylaws or other governing documents or, to counsel’s knowledge, any agreement or other instrument to which the Company is a party or by which it may be bound. To counsel’s knowledge, neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any shares of Common Stock or any other securities of the Company under United States federal securities laws. Upon delivery of certificates representing the Shares to the Underwriter against payment of the agreed consideration in accordance with the terms of the Agreement, the Underwriter will acquire the Shares free and clear of any lien, adverse claim or other encumbrance created by the Company or to which the Company is subject.

(v) The capital stock of the Company and the Shares conform to the descriptions thereof set forth under the caption “Description of Capital Stock” in the Prospectus in all material respects. To counsel’s knowledge, except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any such capital stock.

(vi) The Company has full requisite corporate power and authority to execute and deliver this Agreement and to issue, sell and deliver the Shares to the Underwriter as provided herein, and the Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (except in all cases (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditor rights and remedies generally, (ii) to the extent that general principles of equity apply, including without limitation, (a) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought, and (b) the application of concepts of materiality, reasonableness, good faith and fair dealing and (iii) that the enforceability of the indemnification and contribution provisions hereof and the waiver of service of process may be limited under applicable federal or state or other securities laws or the public policy underlying such laws).

(v) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of the Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained under the Act, the Exchange Act or applicable state securities laws and such as may be required by the NASD.

(vii) The performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (i) violate or breach the Company’s certificate of incorporation or bylaws; (ii) violate or result in a material breach or violation by the Company of any of the terms or provisions of, or constitute a material default by the Company under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel and to which the Company is a party or to which the Company or its properties is subject; or (iii) cause a material breach or violation of any statute or of any judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body applicable to the Company or any of its subsidiaries or their properties.

(viii) Except as described in the Prospectus, there is not pending, or to the knowledge of such counsel threatened, any action, suit, proceeding, inquiry or investigation to which the

Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body that: (i) if determined adversely to the Company or any of its subsidiaries, could materially and adversely affect the business, financial condition, or results of operations of the Company and its subsidiaries taken as a whole; or (ii) is required to be described in the Registration Statement or Prospectus and is not so described.

(ix) The statements set forth in the Prospectus under the captions “Supervision and Regulation,” “Description of Capital Stock,” and “Shares Eligible for Future Sale,” and in Items 14 and 15 of the Registration Statement, insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein in all material respects.

(x) The Common Stock has been approved for listing on the Nasdaq National Market.

(xi) The Registration Statement and all post effective amendments thereto have been declared effective under the Act by the Commission, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated by the Commission. Any filing required by Rule 424(b) has been made within the time period and in the manner required by Rule 424(b); the Registration Statement, the Prospectus and any amendments or supplements thereto (except for the financial statements and schedules and summaries of financial information included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, complied in all material respects with the requirements of the form on which the Registration Statement was filed with the Commission under the Act and the Rules and Regulations; the descriptions in the Registration Statement and the Prospectus of statutes, regulations, legal and governmental proceedings, and contracts and other documents are accurate in all material respects and present fairly the information required to be stated; and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

In addition to the opinion set forth above, counsel shall state that on the basis of the participation of such counsel in conferences at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness, or fairness of statements contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, nothing has come to the attention of such counsel that (other than financial statements and other financial schedules and summaries of financial information which are or should be contained therein, as to which such counsel need express no opinion): (A) the Registration Statement, the Prospectus, or any amendment or supplement thereto does not appear on its face to comply as to form in any material respects with the requirements of the Act and the Rules and Regulations; (B) the Registration Statement, the Prospectus, or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (C) since the date of effectiveness under the Act of the Registration Statement, any event has occurred that should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus and has not been set forth in such an amendment or supplement.

Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the corporate laws of the States of Alabama or Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of the Company and its officers or other representatives and of governmental officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Underwriter and to Underwriter’s counsel.